EXHIBIT 1.1
ENCORE ACQUISITION COMPANY
7.25% Senior Subordinated Notes Due 2017

Underwriting Agreement
November 16, 2005
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Encore Acquisition Company, a Delaware corporation (the “Company”), proposes to issue and sell to Citigroup Global Markets Inc. (the “Underwriter”) $150,000,000 aggregate principal amount of its 7.25% Senior Subordinated Notes Due 2017 (the “Notes”) to be issued under an indenture dated as of November 22, 2005 (the “Original Indenture”) between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee (“Trustee”), and a first supplemental indenture relating to the Notes to be dated the Closing Date (the “Supplemental Indenture”, and, together with the Original Indenture, the “Indenture”), the Company, the Trustee and the subsidiary guarantors named therein (the “Subsidiary Guarantors”). The Notes will be guarantied (the “Subsidiary Guaranties” and, together with the Notes, the “Offered Securities”) by the Subsidiary Guarantors.
     1. The Company and the Subsidiary Guarantors, jointly and severally, each represent and warrant to, and agree with, the Underwriter that:
     (a) A registration statement on Form S-3 (File No. 33-117036) (the “Initial Registration Statement”), including a base prospectus in respect of the Offered Securities, has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the base prospectus contained therein, to you, have been declared effective by the Commission in such form; the base prospectus included in the Initial Registration Statement at the time the Registration Statement was declared effective is hereinafter called the “Base Prospectus”; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses and prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus, included in the Initial Registration Statement or otherwise filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto but excluding Form T-1 and the documents incorporated by reference in the Base Prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective are hereinafter collectively called the “Registration Statement”; the final prospectus supplement specifically relating to the Offered Securities, in the form first filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;
     (b) The Company and the Subsidiary Guarantors meet, and as of the effective date of the Initial Registration Statement met, the requirements for use of Form S-3 under the Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (d) The Registration Statement and the Prospectus conform, and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than shares of the Company’s common stock issued upon exercise of options granted under the Company’s employee stock option plans existing on the date of the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;
     (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, not have a material adverse effect on the condition (financial or other), business, properties, earnings, assets, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);
     (g) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all outstanding shares of capital stock of each Subsidiary Guarantor that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and the limited partnership agreements or limited liability company agreements governing all outstanding limited partnership interests or limited liability company interests of each Subsidiary Guarantor that is a limited partnership or limited liability company, as the case may be, have been validly executed and delivered, and all capital contributions required under such limited partnership agreements or limited liability company agreements have been paid in full; and the capital stock, limited partnership interests or limited liability company interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens under or permitted by the Company’s the Credit Agreement dated August 19, 2004, as amended (the “Senior Credit Facility”), among the Company, Encore Operating, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as Co-Syndication Agents, BNP Paribas and Citibank, N.A., as Co-Documentation Agents, and the financial institutions listed on Schedule 2.01 thereto as Lenders. The Subsidiary Guarantors are the only direct or indirect subsidiaries of the Company;
     (h) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors;
     (i) The Indenture has been duly authorized by the Company and each Subsidiary Guarantor; the Notes have been duly authorized by the Company; each Subsidiary Guaranty has been duly authorized by each respective Subsidiary Guarantor; and when the Offered Securities are delivered and paid for pursuant to this Agreement, and executed and authenticated by the trustee in accordance with the provisions of the Indenture, at the Closing Date (as defined below), (i) the Indenture will have been duly executed and delivered by the Company and will conform in all material respects to the description thereof contained in the Prospectus, (ii) such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement, the Indenture will have been duly qualified under the Trust Indenture Act, and will conform in all material respects to the requirements thereof, and (iv) the Indenture, the Subsidiary

Guarantees and such Offered Securities will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company or the Subsidiary Guarantors, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity;
     (j) At the Closing Date (as defined below) the Subsidiary Guaranty of each Subsidiary Guarantor will conform in all material respects to the description thereof contained in the Prospectus;
     (k) The statements set forth in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and under the caption “Underwriting,” insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (l) The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Indenture, this Agreement, the issuance and sale of the Offered Securities, and the consummation of the transactions contemplated herein and in the Prospectus (including the use of proceeds from the sale of the Offered Securities as described in the Prospectus), and compliance with the terms and provisions thereof do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breaches, violations and defaults as would not have a Material Adverse Effect, or (ii) result in any violation of the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Notes, and each Subsidiary Guarantor has full power and authority to authorize, offer and sell its respective Subsidiary Guaranty;
     (m) No consent, approval, authorization, or order of, or registration or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by (i) this Agreement in connection with the issuance and sale of the Notes, or (ii) the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors, except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter;

     (n) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person that would give rise to a valid claim against the Company, any Subsidiary Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Offered Securities;
     (o) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except where such violations or defaults would not have a Material Adverse Effect;
     (p) The Company and its subsidiaries have (1) good and indefeasible title to all of their interests in the oil and gas properties described in the Prospectus, (2) good and indefeasible title in fee simple to all other real property owned by the Company or any of its subsidiaries and (3) good title to all personal property owned by the Company or any of its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in the Prospectus, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) liens arising under or permitted by the Senior Credit Facility or (v) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties or materially interfere with the use made or proposed to be made of such properties by the Company or the Subsidiary Guarantors; except as described in the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore the unexplored and undeveloped acreage described in the Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its subsidiaries;
     (q) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
     (r) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that are required by the Securities Act to be described in the Prospectus;
     (s) The Company and its subsidiaries possess all licenses, franchises, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in Prospectus except where the failure to possess such Governmental Licenses or make such declaration and filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses except where the failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except for notices, modifications or non-renewals as would not, individually or in the aggregate, have a Material Adverse Effect;
     (t) No labor disturbance or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, which disturbance or dispute would have a Material Adverse Effect;
     (u) The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;
     (v) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
     (w) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated;
     (x) The financial statements and the notes related thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and changes in their consolidated cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing any pro forma financial data included or incorporated by reference in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the other financial information included or incorporated by reference in the Prospectus, including oil and gas production information, has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;
     (y) Ernst & Young LLP, who has certified certain financial statements of the Company, is the independent registered public accounting firm with respect to the Company as required by the Securities Act;
     (z) Miller and Lents, Ltd. (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the Prospectus were, as of December 31, 2002, December 31, 2003 and December 31, 2004, and are, as of the date hereof, independent engineers with respect to the Company; and the historical information underlying the estimates of the reserves of the Company supplied by the Company to the Engineer for the purposes of preparing the reserve reports of the Company referenced in the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct on the date that each such Reserve Report was prepared in all material respects in accordance with customary industry practices;
     (aa) Neither the Company nor any Subsidiary Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any Subsidiary Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as defined in the Investment Company Act;
     (bb) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has notified the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change with negative implications in the outlook for any rating of the Company or any securities of the Company;
     (cc) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences
     (dd) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;
     (ee) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective;
     (ff) There are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (except as disclosed in the Prospectus) or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement;
     (gg) Neither the Company nor any of its subsidiaries has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Company does not own, and none of the proceeds from the offering of the Offered Securities will be used directly or indirectly to purchase or carry any “margin stock” as defined in Regulation U;
     (hh) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a Material Adverse Effect; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company or its subsidiaries might have, a Material Adverse Effect; and
     (ii) Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution to the Company on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

     2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Offered Securities at a purchase price (the “Purchase Price”) of 99.00% of the principal amount thereof, plus accrued interest, if any, on the Offered Securities from November 23, 2005 to the Closing Date (as hereinafter defined).
     The Company will deliver against payment of the Purchase Price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC. The Underwriter shall make payment of the Purchase Price for the Offered Securities in Federal (same day) funds by wire transfer to the account or accounts designated by the Company at the office of Baker Botts L.L.P. at 9:00 A.M. (Houston, Texas time), on November 23, 2005, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Baker Botts L.L.P. at least 24 hours prior to the Closing Date.
     3. The Company agrees with the Underwriter:
     (a) To prepare the Prospectus in the form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities, and during such same period to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of such Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required by law or regulation at any time after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and
     (e) For a period of 90 days after the date of this Agreement, neither the Company nor its subsidiaries or other affiliates over which the Company exercises management or voting control, nor any person acting on its behalf, will, without the prior written consent of the Underwriter, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, securities that are substantially similar to the Notes.
     4. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky or Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of one counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) any fees charged by securities rating services for rating the Offered Securities; (v) the cost of preparing the Offered Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 8 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.
     5. The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Subsidiary Guarantors in this Agreement are, at and as of the Closing Date, true and correct in all material respects (except where such representations and warranties and other statements are qualified by materiality, in which case such representations and warranties and other statements shall be true and correct in all respects), the condition that the Company and the Subsidiary Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Andrews Kurth LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Baker Botts L.L.P., counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, to the effect that:
     (i) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and its subsidiaries have all corporate, partnership or limited liability company power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Prospectus;

     (ii) All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (in the case of limited partnership or limited liability company interests, except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of organization of such entity) and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Prospectus or as set forth in or permitted by the Senior Credit Facility;
     (iii) The Company has the corporate power and authority to execute and deliver this Agreement, the Indenture and to incur and perform all of its obligations thereunder (including the use of proceeds from the sale of the Offered Securities as described in the Prospectus); and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of this Agreement, the Indenture and the consummation of the transactions contemplated thereby (including the use of proceeds from the sale of the Offered Securities as described in the Prospectus) have been duly and validly taken;
     (iv) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors;
     (v) The Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor; the Notes have been duly authorized, executed, issued and delivered, and assuming the Notes have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and paid for by the Underwriter in accordance with the terms of this Agreement, each of the Indenture and the Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity; and the Indenture has been duly qualified under the Trust Indenture Act;
     (vi) Each Subsidiary Guaranty has been duly authorized by the relevant Subsidiary Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Subsidiary Guaranty of each Subsidiary Guarantor endorsed thereon will be a valid and legally binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles regardless of whether enforcement is sought in law or equity;

     (vii) The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Indenture, this Agreement, the issuance and sale of the Offered Securities being delivered at the Closing Date, and the consummation of the transactions contemplated thereunder (including the use of proceeds from the sale of the Offered Securities as described in the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument set forth on Exhibit A to such counsel’s opinion (to be limited to documents filed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2004 and any filings since such Form 10-K made by the Company with the Commission), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. federal or Texas law or statute, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, or any judgment, order or regulation of any U.S. or Texas court or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;
     (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the United States of America, the State of Delaware (solely with respect to the Delaware General Corporation Law) or the State of Texas is required for the execution, delivery and performance by the Company of the Indenture, this Agreement, the issuance and sale of the Offered Securities being delivered at the Closing Date, and the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriter;
     (ix) To the knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others;
     (x) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act;

     (xi) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date, (other than the financial statements and related schedules, other financial data and oil and gas reserve and production data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder
     (xii) The statements in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein;
     (xiii) The statements in the Prospectus under the captions “Description of Other Indebtedness,” “Description of Debt Securities” and “Description of the Notes” insofar such statements purport to summarize certain provisions of documents referred to therein and reviewed by such counsel, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein;
     (xiv) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and
     (xv) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Closing Date for the Offered Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the rules and regulations thereunder;
     Such counsel shall also state that they have participated in conferences with officers and representatives of the Company, and with representatives of its independent registered public accounting firm and independent petroleum engineer and with you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsections (xii) and (xiii) of this Section 5(c), no facts have come to such counsel’s attention that lead it to believe that the Registration Statement (other than (i) the financial statements or schedules included or incorporated by reference therein, including the notes thereto and the independent registered public accounting firm’s reports thereon, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature (including production data) included or incorporated by reference therein, and (iv) the exhibits thereto, as to which such counsel need not comment) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements or schedules included or incorporated by reference therein, including the notes thereto and the independent registered public accounting firm’s reports thereon, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature (including production data) included or incorporated by reference therein, and (iv) the exhibits thereto, as to which such counsel need not comment) as of its issue date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Ernst & Young LLP shall have furnished to you a letter, dated the date hereof, to the effect set forth in Annex I hereto, and a letter, dated the Closing Date, as to such other matters as you may reasonably request and in form and substance satisfactory to you;
     (e) There shall not have been any change, or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) the effect of which, in the judgment of the Underwriter, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).
     (f) No downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause

(iv) or (v) in the judgment of Citigroup Global Markets Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Offered Securities;
     (h) The Company shall have furnished or caused to be furnished to you at the Closing Date a certificate or certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and
     (i) The Engineer shall have delivered to you at the Closing Date, a letter in form and substance reasonably satisfactory to you, stating, as of the date hereof and as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company.
     6. (a) The Company and the Subsidiary Guarantors agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein and except, that with respect to any Preliminary Prospectus, such indemnity shall not inure to the benefit of the Underwriter (or the benefit of any person controlling the Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Offered Securities that are the subject thereof from the Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Offered Securities to such person in any case where such sending or giving is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided such Prospectus was delivered to you in accordance with Section 3(c).
     (b) The Underwriter agrees to indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with reference to information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or Section 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the failure so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party failed to retain satisfactory counsel in a timely manner. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 6(a); and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in amount in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Offered Securities or if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Subsidiary Guarantors and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 6(d) and 6(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Subsidiary Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, the Subsidiary Guarantors, their respective officers who signed the Registration Statement, their respective directors or any person controlling the Company or the Subsidiary Guarantors and acceptance of and payment for any of the Offered Securities.
     7. This Agreement shall be subject to termination in the absolute discretion of the Underwriter by notice given by the Underwriter to the Company prior to the delivery of and payment for the Offered Securities if at any time prior to such time, (a) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets, in your sole judgment, is material and adverse and, in the case of any of the events specified in clauses (a) through (d), such event, singly or together with any other such event, makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus.
     8. If this Agreement is terminated pursuant to Section 7 hereof, neither the Company nor the Subsidiary Guarantors shall then be under any liability to any Underwriter except as provided in Sections 4 and 6 hereof; but, if for any other reason Offered Securities are not delivered by or on behalf of the Company or the Subsidiary Guarantors as provided herein, the Company and the Subsidiary Guarantors will reimburse you for all out-of-pocket expenses approved in writing by you, excluding termination pursuant to Sections 7(a), (c) or (d) hereof, including fees and disbursements of one counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Offered Securities, but the Company and the Subsidiary Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 4 and 6 hereof.
     9. All statements, requests, notices and agreements hereunder shall be in writing, and if to Citigroup Global Markets Inc. , shall be delivered or sent by mail or facsimile transmission to Citigroup Global Markets Inc. General Counsel (fax no: (212) 816-7912) and confirmed to the General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, Attention: President, with a copy to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention: Sean T. Wheeler. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     10. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Subsidiary Guarantors and, to the extent provided in Sections 6 hereof, the officers and directors of the Company and the Subsidiary Guarantors and each person who controls the Company, the Subsidiary Guarantors or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     11. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     13. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     14. Notwithstanding anything herein to the contrary, the Company and the Subsidiary Guarantors are each authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Subsidiary Guarantors relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     15. The Company and the Subsidiary Guarantors acknowledge and agree that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Subsidiary Guarantors, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Subsidiary Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Subsidiary Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Subsidiary Guarantors on other matters) or any other obligation to the Company or the Subsidiary Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Subsidiary Guarantors have each consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Subsidiary Guarantors agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Subsidiary Guarantors, in connection with such transaction or the process leading thereto.
     16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Subsidiary Guarantors and the Underwriter, or any of them, with respect to the subject matter hereof.
     17. The Company, each of the Subsidiary Guarantors and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof.

Very truly yours, ENCORE ACQUISITION COMPANY
By:	/s/ Ben Nivens
	Name:	Ben Nivens
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EAP ENERGY, INC.
By:	/s/ Ben Nivens
	Name:	Ben Nivens
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EAP ENERGY SERVICES, L.P.
By:	EAP Energy, Inc.,
its general partner

By:	/s/ Ben Nivens
	Name:	Ben Nivens
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EAP OPERATING, INC.
By:	/s/ Ben Nivens
	Name:	Ben Nivens
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EAP PROPERTIES, INC.
By:	/s/ Robert A. Sagedy, Jr.
	Name:	Robert A. Sagedy, Jr.
	Title:	Vice President and Assistant Secretary

ENCORE OPERATING, L.P.
By:	EAP Operating, Inc.,
its general partner

By:	/s/ Ben Nivens
	Name:	Ben Nivens
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

ENCORE OPERATING LOUISIANA LLC
By:	/s/ Tom Olle
	Name:	Tom Olle
	Title:	Manager

Accepted as of the date hereof:
Citigroup Global Markets Inc.

By:	/s/ Stephen P. Cunningham
	Name:	Stephen P. Cunningham
	Title:	Managing Director

ANNEX I
     Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriter to the effect that:
     (i) They are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;
     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter and are attached to such letters;
     (iii) They have made a review in accordance with standards established by the PCAOB and the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached to such letters; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;
     (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified

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in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;
       (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;
     (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;
     (C) the unaudited consolidated financial statements which were not included in the Prospectus but from which were derived the unaudited condensed consolidated financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;
     (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

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     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
       (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter or in documents incorporated by reference in the Prospectus specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.
     All references in this Annex I to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the Offered Securities for purposes of the letter delivered at the Closing Date for such Offered Securities

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